Exhibit 32.1

Certification of CEO and CFO
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Just Energy Group Inc. (the "Registrant") filed under cover of Form 40-F for the year ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ken Hartwick, as Chief Executive Officer of the Registrant, and Beth Summers, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

/s/ Ken Hartwick

By:	Ken Hartwick
Title:	President and Chief Executive Officer
Dated:	June 26, 2012

/s/ Beth Summers

By:	Beth Summers
Title:	Chief Financial Officer
Dated:	June 26, 2012

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.